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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 1, 2002
(Date of earliest event reported)

NeoPharm, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	33-90516 (Commission File No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of Principal Executive Offices)

(847) 295-8678
(Registrant's Telephone Number)

Item 4 Change in Registrant's Certifying Accountants.

        (b)  The Board of Directors of NeoPharm, Inc. (the "Registrant"), based upon a recommendation by the Audit Committee of the Board of Directors, approved the engagement of KPMG LLP (KPMG) as the Registrant's independent accountants effective July 1, 2002 to audit the Registrant's financial statements for the fiscal year ending December 31, 2002.

        During 2000 and 2001 and in the subsequent interim period ended July 1, 2002, the Registrant has not consulted with KPMG on items which concerned the application of accounting principles generally, or to a specific transaction or group of either completed or proposed transactions, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Registrant's prior independent accountant, Arthur Andersen LLP ("Andersen") was dismissed as the Registrant's independent accountants on May 3, 2002. On May 15, 2002, the Registrant filed its quarterly report on Form 10-Q for the period ending March 31, 2002. The financial statements included in that report on Form 10-Q were not reviewed by independent accountants as permitted by the Securities and Exchange Commission's Order of March 18, 2002 (the "SEC Order"). KPMG will perform a review of financial statements as of and for the quarterly period ended March 31, 2002 filed on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X. If, as a result of such review, a change is required to be made to those filed financial statements, the Registrant, as required by the SEC Order, will file an amendment to the report on Form 10-Q to present the changed financial statements.

Forward-Looking Statements

        This Form 8-K contains certain "forward-looking statements" which represent the Registrant's expectations or beliefs, including, but not limited to, statements concerning industry performance and the Registrant's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intend," "could," "estimate" or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Registrant's control, and actual results may differ materially depending on a variety of important factors many of which are beyond the control of the Registrant.

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SIGNATURE PAGE

        Pursuant to the requirements of The Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2002

NEOPHARM, INC.
By:	/s/ LAWRENCE A. KENYON Lawrence A. Kenyon Chief Financial Officer and Secretary

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  Item 4 Change in Registrant's Certifying Accountants.
SIGNATURE PAGE